CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-164394), Form S-8 (No. 333-141262), Form S-3 (No. 333-163384), Form S-3 (No. 333-165728) and Form S-3 (No. 333-170202) of our audit report dated March 26, 2013, with respect to the consolidated financial statements of U.S. Geothermal Inc. included in the Transition Report (Form 10-K) for the transition period

MartinelliMick PLLC
Spokane, Washington
March 26, 2013